Exhibit 10.96

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (Agreement) is entered into as of _______________, 202__ (Effective Date), between LF3 ________, LLC, a Delaware limited liability company (Customer), and NHS, LLC, a North Dakota limited liability company, doing business as National Hospitality Services (Service Provider). Customer and Service Provider are collectively referred to as the Parties, and individually as a Party. In consideration of the mutual covenants and agreements in this Agreement, Customer and Service Provider covenant and agree as follows:

1. Services. Service Provider shall provide the services described in the attached Exhibit A (Services). Services listed in Exhibit A may be modified from time to time by a written agreement of the parties. All Services furnished hereunder shall be provided promptly, in accordance with all applicable laws, rules and regulations, in a first-class, professional manner, and with the same degree of care that Customer employs in its own operations, but in no event less than industry standards for provision of such services, on timelines set forth in the Contribution Agreement attached as Exhibit B.

2. Compensation. Unless otherwise agreed to in writing, the compensation shall be as disclosed on the attached Exhibit C.

3. Term and Termination. The term of this Agreement will commence on the Effective Date and shall terminate when work is complete, Sections 6 & 9 survive termination.  Notwithstanding the foregoing, either Party may terminate this Agreement: (a) at any time upon thirty (30) days prior written notice to the other Party for any or no reason, or (b) upon ten (10) days prior written notice if the other Party (i) becomes insolvent, (ii) makes a general assignment for the benefit of its creditors, (iii) files a voluntary petition under the federal Bankruptcy Code, (iv) becomes subject to an involuntary petition under the federal Bankruptcy Code, or (v) fails to perform its obligations under this Agreement, and the foregoing condition (i)-(v) is not cured within such ten (10) day period.

4. Confidentiality. Service Provider shall comply with the Confidentiality Agreement provisions in the Contribution Agreement attached as Exhibit B. Service Provider shall not disclose any information to anyone without the permission of Customer.

5. Independent Contractor and Taxes. Service Provider, its affiliates, and agents who provide Services are serving as an independent contractor under this Agreement and not as an employee of Customer. Nothing contained in this Agreement will be interpreted or construed to create a partnership or joint venture relationship between Customer, on the one hand, and Service Provider and its affiliates, subsidiaries and agents, on the other hand.

6. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED ELSEWHERE HEREIN, IN NO EVENT SHALL SERVICE PROVIDER OR ITS AFFILIATES, SUBSIDIARIES OR AGENTS BE LIABLE TO CUSTOMER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, DELAY, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF. SERVICE PROVIDER'S LIABILITY SHALL BE LIMITED TO COMPENSATORY DAMAGES AND IN NO EVENT EXCEED THE AMOUNT OF FEES PAID HEREUNDER TO SERVICE PROVIDER.

7.  Insurance.  The Service provider shall comply with the insurance requirements of the Contribution Agreement attached as Exhibit B.

8.  Notices. Any notice, request, authorization, consent, or other communication required or permitted under this Agreement may be given via electronic mail or in writing and deemed to be given when delivered in person, sent by facsimile transmission on a business day, with proof of receipt, or two (2) business days after being deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

Customer:	Service Provider:
1635 43rd Street South, Suite 205	1635 43rd Street South, Suite 305
Fargo, North Dakota 58103	Fargo, North Dakota 58103

Either Party may change its address or facsimile number specified above by giving the other Party notice of such change in accordance with this Section 8.

9. Miscellaneous.

a. No Third-Party Beneficiary. Aside from the parent company of the Customer, the Parties do not intend any person or entity not a party to this Agreement to be a beneficiary of any provision of this Agreement, and no provision of this Agreement shall be interpreted or construed as being for the benefit of any third party, and no third party shall by virtue of any provision of this Agreement have a right to action or an enforceable legal remedy against either Party to this Agreement.

b. Remedies. Except as otherwise provided elsewhere hereinabove, in the event of a breach of this Agreement by either Party which is not cured within ten (10) days after receipt of written notice thereof from the other Party, the other Party shall be entitled to any and all remedies available to it at law or in equity, including without limitation damages and injunctive relief.

c. Non-Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance.

d. Assignment. Neither Party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party.

e. Binding Effect. This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and permitted assigns.

f. Merger. This Agreement constitutes the entire agreement of the Parties with regard to the subject matter hereof and supersedes any and all prior representations, statements or agreements of the Parties with respect to such subject matter.

g. Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both of the Parties hereto.

h. Governing Law. This Agreement shall be interpreted and construed under the laws of the State of North Dakota and will be deemed for such purposes to have been made, executed, and performed in the State of North Dakota.

i. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not invalidate the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

LF3 ___________, LLC	NHS LLC dba National Hospitality Services
a Delaware limited liability company	a North Dakota limited liability company

BY: Lodging Fund REIT III OP, LP
ITS: Sole Member

By: Lodging Fund REIT III, Inc.
Its: General Partner

By: David R. Durell	By: Norman Leslie
Its: Chief Investment Officer	Its: President

Exhibit A

Due Diligence Services

The parties have identified the following list as areas in which the Service Provider has the ability and access to provide Due Diligence Services for property sales and acquisitions.

The Service Provider will provide necessary and available documentation, information, and knowledge from these areas to assist in the transactions.

The Service Provider will assist in analyzing and evaluating documentation and information the Customer receives from other parties regarding such transactions.

The Service Provider will assist in the collaboration between the areas to compile and analyze the documentation and information necessary and available as requested by the Customer.

The Service Provider will write a report or provide content for a business plan in the form consistent with Customer’s End of Due Diligence Report.

Exhibit B

Contribution Agreement

Exhibit C

Compensation for Due Diligence Services

The Service Provider shall be reimbursed for its actual hard costs incurred plus a flat fee of $5,000, which will be waived if Service Provider secures a management contract with Customer.